UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 17, 2017

Blue Nile, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50763	91-1963165
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 FIRST AVENUE SOUTH, SUITE 700,

SEATTLE, WASHINGTON, 98104

(Address of principal executive offices, including zip code)

(206) 336-6700

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

On February 17, 2017, Blue Nile, Inc. (“Blue Nile” or the “Company”) completed its previously-announced merger (the “Merger”) with BC Cyan Acquisition Inc. (“Merger Sub”), a wholly-owned subsidiary of BC Cyan Parent Inc. (“Parent”), pursuant to that certain Agreement and Plan of Merger, dated as of November 6, 2016, by and among the Company, Parent and Merger Sub (the “Merger Agreement”). The Company was the surviving corporation of the Merger and, as a result of the Merger, has become a wholly-owned subsidiary of Parent.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

As described above in the Introductory Note to this Current Report on Form 8-K, on February 17, 2017, the Company completed the Merger pursuant to the Merger Agreement and became a wholly-owned subsidiary of Parent. Pursuant to the Merger Agreement, at the effective time of the Merger (the “Effective Time”):

•	Each share of common stock of the Company (“Common Stock”) issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, any direct or indirect subsidiary of the Company, Parent, Merger Sub and holders who are entitled to and properly exercise appraisal rights under Delaware law) was cancelled and converted into the right to receive $40.75 in cash, without interest and net of applicable withholding taxes (the “Per Share Price”).

•	Each outstanding option to purchase shares of Common Stock, whether vested or unvested, that has an exercise price per share less than $40.75 was cancelled and converted into the right to receive an amount in cash equal, to $40.75 (less the exercise price per share attributable to such option), multiplied by the total number of shares of Company Common Stock that are issuable upon full exercise of such Company Option, less any applicable tax withholdings. Each outstanding option to purchase shares of Common Stock, whether vested or unvested, that has an exercise price per share equal to or greater than $40.75 was cancelled without payment of any consideration.

•	Each outstanding award of restricted stock units (“RSUs”), whether vested or vested, that is only subject to time-vesting requirements, was cancelled and converted into the right to receive an amount in cash equal to $40.75, multiplied by the total number of shares subject to such RSUs, less any applicable tax withholdings. Each outstanding award of RSUs, whether vested or vested, that is subject to time- and performance-based requirements, was cancelled and converted into the right to receive an amount in cash equal to $40.75, multiplied by the total number of shares determined to be performance vested, with the performance goals deemed achieved at the maximum levels and with the remaining time-vesting requirements deemed satisfied, less any applicable tax withholdings.

The descriptions of the Merger Agreement and the transactions contemplated thereby contained in this Current Report on Form 8-K does not purport to be complete and are qualified in their entirety by the full and complete text of the Merger Agreement, which is incorporated by reference herein as Exhibit 2.1.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 17, 2017, the Company notified The NASDAQ Stock Market LLC (“NASDAQ”) that the Merger was consummated. As a result of the completion of the Merger, trading in the Company’s Common Stock will be suspended effective Tuesday, February 21, 2017. In addition, on February 17, 2017, the Company requested that NASDAQ file a notification of removal from listing on Form 25 with the Securities and Exchange Commission to report the delisting of the Company’s Common Stock from NASDAQ.

Item 3.03.	Material Modifications to Rights of Security Holders.

As described under Item 2.01 above, as a result of the Merger, each share of Common Stock issued and outstanding immediately prior to the Effective Time (other than shares owned by the Company, any direct or indirect subsidiary of the Company, Parent and Merger Sub) was cancelled and converted into the right to receive the Per Share Price. Holders of Common Stock that were issued and outstanding prior to the Effective Time ceased to have any rights with respect to such securities, other than their right to receive the Per Share Price, nor do they have any interest in the Company’s future earnings or growth.

Item 5.01.	Changes in Control of Registrant.

As a result of the Merger, a change in control of the Company occurred, and the Company is now a wholly-owned subsidiary of Parent. Parent is affiliated with an investment group comprised of funds managed by Bain Capital Private Equity, a leading private equity firm, and Bow Street LLC, a New York-based investment fund (collectively, the “Investment Group”).

The total amount of funds used to complete the Merger and related transactions and pay related fees and expenses was approximately $520 million, which was funded through a combination of equity contribution from the Investment Group, cash of the Company, as well as proceeds from a debt financing.

The information set forth under the “Introductory Note” is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the Merger and as contemplated by the Merger Agreement, the directors of Merger Sub immediately prior to the Effective Time became the directors of the Company following the Merger.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the consummation of the Merger, the certificate of incorporation and the bylaws of the Company were amended and restated in their entirety to read substantially identically to the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, and such eighth amended and restated certificate of incorporation and amended and restated bylaws became the certificate of incorporation and bylaws, respectively, of the surviving corporation after the Merger.

A copy of the eighth amended and restated certificate of incorporation and amended and restated bylaws of the Company following the Merger are attached as Exhibits 3.1 and 3.2 to this Current Report on Form 8-K, respectively, and are incorporated herein by reference.

Item 8.01.	Other Events.

On February 17, 2017, the Company issued a press release announcing the completion of the Merger. A copy of the press release is attached hereto as Exhibit 99.1 is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed as part of this report:

2.1	Agreement and Plan of Merger, dated as of November 6, 2016, by and among Blue Nile, Inc., BC Cyan Parent Inc., and BC Cyan Acquisition Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on November 7, 2016).

3.1	Eighth Amended and Restated Certificate of Incorporation of Blue Nile, Inc.

3.2	Amended and Restated Bylaws of Blue Nile, Inc.

99.1	Press Release, dated February 17, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUE NILE, INC.

By:	/s/ Lauren Neiswender
Name:	Lauren Neiswender
Title:	General Counsel and Corporate Secretary

Date: February 17, 2017

4